                                                                    EXHIBIT 10.6
================================================================================



                         SECURITIES PURCHASE AGREEMENT




                                  dated as of

                                 July 10, 2001



                                by and between



                      INTERNATIONAL FUEL TECHNOLOGY, INC.
                                as the Issuer,



                                      and



                      IIG EQUITY OPPORTUNITIES FUND LTD.



================================================================================

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS...............................................................................  1
     Section 1.1. Definitions.......................................................................  1
     Section 1.2. Accounting Terms and Determinations...............................................  7

ARTICLE II PURCHASE AND SALE OF SECURITIES..........................................................  7
     Section 2.1. Purchase and Sale of Common Stock.................................................  7
     Section 2.3. Closing and Mechanics of Payment..................................................  7
     Section 2.4. Terms of Commitment and Subsequent Puts...........................................  7

ARTICLE III CERTAIN OBLIGATIONS OF THE COMPANY......................................................  8
     Section 3.1. Payments to IIG Capital, Inc......................................................  8
     Section 3.2. Payment of Certain Amounts........................................................  8

ARTICLE IV REPRESENTATIONS AND WARRANTIES...........................................................  9
     Section 4.1. Organization and Qualification....................................................  9
     Section 4.2. Authorization and Execution.......................................................  9
     Section 4.3. Capitalization....................................................................  9
     Section 4.4. Governmental Authorization........................................................ 10
     Section 4.5. Issuance of Shares................................................................ 10
     Section 4.6. No Conflicts...................................................................... 10
     Section 4.7. Financial Information>>........................................................... 11
     Section 4.8. Litigation........................................................................ 11
     Section 4.9. Compliance with ERISA and other Benefit Plans..................................... 11
     Section 4.10.    Environmental Matters......................................................... 12
     Section 4.11.    Taxes......................................................................... 12
     Section 4.12.    Investments, Joint Ventures................................................... 12
     Section 4.13.    Not an Investment Company..................................................... 12
     Section 4.14.    Full Disclosure............................................................... 12
     Section 4.15.    No Solicitation; No Integration with Other Offerings.......................... 12
     Section 4.16.    Permits....................................................................... 12
     Section 4.17.    Leases........................................................................ 13
     Section 4.18.    Absence of Any Undisclosed Liabilities or Capital Calls....................... 13
     Section 4.19.    Public Utility Holding Company................................................ 13
     Section 4.20.    Intellectual Property Rights.................................................. 13
     Section 4.21.    Insurance..................................................................... 13
     Section 4.22.    Title to Properties........................................................... 13
     Section 4.23.    Internal Accounting Controls.................................................. 13
     Section 4.24.    Certain Practices............................................................. 14

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................... 14
     Section 5.1. Purchaser......................................................................... 14

ARTICLE VI CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES........................................... 15
     Section 6.1. Conditions Precedent to Purchaser's Obligations to Purchase....................... 15
     Section 6.2. Conditions to the Company's Obligations........................................... 16

ARTICLE VII AFFIRMATIVE COVENANTS................................................................... 17

     Section 7.1. Information....................................................................... 17
     Section 7.2. Payment of Obligations............................................................ 17
     Section 7.3. Maintenance of Property; Insurance................................................ 17
     Section 7.4. Maintenance of Existence.......................................................... 18
     Section 7.5. Compliance with Laws.............................................................. 18
     Section 7.6. Inspection of Property, Books and Records......................................... 18
     Section 7.7. Investment Company Act............................................................ 18
     Section 7.8. Use of Proceeds................................................................... 18
     Section 7.9. Compliance with Terms and Conditions of Material Contracts........................ 18
     Section 7.10.    Reserved Shares and Listings.................................................. 18
     Section 7.11.    Transfer Agent Instructions................................................... 19
     Section 7.12.    Maintenance of Reporting Status; Supplemental Information..................... 19
     Section 7.13.    Form D; Blue Sky Laws......................................................... 19
     Section 7.14.    Purchaser Acknowledgment...................................................... 19

ARTICLE VIII NEGATIVE COVENANTS..................................................................... 20
     Section 8.1. Reserved.......................................................................... 20
     Section 8.2. Transactions with Affiliates...................................................... 20
     Section 8.3. Merger or Consolidation........................................................... 20
     Section 8.4. Limitation on Asset Sales......................................................... 20
     Section 8.5. Restrictions on Certain Amendments................................................ 20
     Section 8.6. Prohibition on Discounted Equity Offerings; Registration Rights................... 20
     Section 8.7. Limitation on Stock Repurchases................................................... 21
     Section 8.8. Limitations on Financings Until Closing........................................... 21
     Section 8.9. Short Sales....................................................................... 22

ARTICLE IX RESTRICTIVE LEGENDS...................................................................... 22
     Section 9.1. Restrictions on Transfer.......................................................... 22
     Section 9.2. Notice of Proposed Transfers...................................................... 22

ARTICLE X ADDITIONAL AGREEMENTS AMONG THE PARTIES................................................... 22
     Section 10.1.    Reserved...................................................................... 22
     Section 10.2.    Reserved...................................................................... 22
     Section 10.3.    Reserved...................................................................... 22
     Section 10.4.    Registration Rights........................................................... 22
     Section 10.5.    Restriction on Issuance of Securities......................................... 23

ARTICLE XI MISCELLANEOUS............................................................................ 24
     Section 11.1.    Notices....................................................................... 24
     Section 11.2.    No Waivers; Amendments........................................................ 24
     Section 11.3.    Indemnification............................................................... 24
     Section 11.4.    Expenses: Documentary Taxes................................................... 26
     Section 11.5.    Payment....................................................................... 26
     Section 11.6.    Successors and Assigns........................................................ 26
     Section 11.7.    Brokers....................................................................... 26
     Section 11.8.    Missouri Law; Submission to Jurisdiction; Waiver of Jury Trial;
         Appointment of Agent....................................................................... 26
     Section 11.9.    Entire Agreement.............................................................. 26
     Section 11.10.   Survival; Severability........................................................ 27
     Section 11.11.   Title and Subtitles........................................................... 27
     Section 11.12.   Reporting Entity for the Common Stock......................................... 27

     Section 11.13.   Publicity..................................................................... 27
     Section 11.14.   Powers and Remedies Cumulative................................................ 27

ARTICLE I Introduction..............................................................................  1
     Section 1.1. Securities Purchase Agreement.....................................................  1
     Section 1.2. Definition of Securities..........................................................  1

ARTICLE II Registration under Securities Act, etc...................................................  1
     Section 2.1. Mandatory Registration............................................................  1
     Section 2.2. Incidental Registration...........................................................  2
     Section 2.3. Registration Procedures...........................................................  3
     Section 2.4. Underwritten Offerings............................................................  6
     Section 2.5. Preparation; Reasonable Investigation.............................................  7
     Section 2.6. Registration Default Fee..........................................................  7
     Section 2.7. Indemnification...................................................................  7

ARTICLE III Definitions............................................................................. 10

ARTICLE IV Rule 144................................................................................. 11

ARTICLE V Amendments and Waivers.................................................................... 11

ARTICLE VI Nominees for Beneficial Owners........................................................... 12

ARTICLE VII Notices................................................................................. 12

ARTICLE VIII Assignment............................................................................. 12

ARTICLE IX Descriptive Headings..................................................................... 12

ARTICLE X Governing Law............................................................................. 12

ARTICLE XI Counterparts............................................................................. 13

ARTICLE XII Entire Agreement........................................................................ 13

ARTICLE XIII Severability........................................................................... 13


                               LIST OF SCHEDULES

Schedule 4.3    Capitalization
Schedule 4.7    Financial Information
Schedule 4.8    Litigation
Schedule 4.12   Investments, Joint Ventures
Schedule 7.8    Use of Proceeds
Schedule 8.2    Transactions with Affiliates


                               LIST OF EXHIBITS

Exhibit A          Form of Registration Rights Agreement
Exhibit B          Form of Solvency Certificate
Exhibit C          Form of Officer's Certificate
Exhibit D          Form of Opinion

                         SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 10, 2001, by and between INTERNATIONAL FUEL TECHNOLOGY, INC. (the "Company") and IIG EQUITY OPPORTUNITIES FUND LTD. ("Purchaser").

                               R E C I T A L S:


     WHEREAS, the Company desires to sell and issue to Purchaser, and Purchaser desires to purchase from the Company, up to $3,000,000 (the "Commitment Amount") of the Company's common stock, par value $0.01 per share (the "Common Stock");

     WHEREAS, Purchaser will have certain registration rights with respect to the shares of Common Stock issued pursuant to this Agreement as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit B;

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I DEFINITIONS

     Section 1.1. Definitions. The following terms, as used herein, have the
                  -----------
following meanings:

     "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

     "Agreement" means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Asset Sale" has the meaning set forth in Section 8.4.

     "Balance Sheet Date" has the meaning set forth in Section 4.7.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

     "Benefit Plans" has the meaning set forth in Section 4.9(b).

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

     "Change in Control" means (i) after the date of this Agreement, any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than Purchaser shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange

Act) of 33 1/3% or more of the outstanding shares of Common Stock of the Company; (ii) any sale or other disposition (other than by reason of death or disability) to any Person by any executive officers and/or employee directors of the Company within ten Trading Days following the Closing or any Put Closing;
(iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least 50.1% of the Directors still in office who are either Directors as of the date hereof or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

     "Closing Bid Price" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. ("Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such securities as reported in the "Pink Sheets" by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by Purchaser and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

     "Closing Date" means the date on which all of the conditions set forth in
Section 6.1 and Section 6.2 shall have been satisfied and the Initial Shares are issued by the Company to the Purchaser.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

     "Commitment Fee" has the meaning set forth in Section 2.3.

     "Common Stock" means common stock, $0.01 par value per share, of the Company.

     "Company" means International Fuel Technology, Inc., a Nevada corporation, and its successors.

     "Company Corporate Documents" means the articles of incorporation and bylaws of the Company.

     "Consolidated Net Worth" means at any date the total shareholder's equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

     "Consolidated Subsidiary" means at any date with respect to any Person or Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

     "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Fee" has the meaning set forth in Section 10.4.

     "Derivative Securities" has the meaning set forth in Section 8.6.

     "Discounted Equity Offerings" has the meaning set forth in Section 8.6.

     "Directors" means the individuals then serving on the Board of Directors of the Company.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expense Reimbursement Fee" has the meaning set forth in Section 13.4.

     "Financing" means a public or private financing consummated (meaning closing and funding) through the issuance of debt or equity securities (or securities convertible into or exchangeable for debt or equity securities) of the Company, other than Permitted Financings.

     "GAAP" has the meaning set forth in Section 1.2.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

     "Initial Put Amount" means the purchase price for the Common Stock set forth in Section 2.2 hereof.

     "Intellectual Property" has the meaning set forth in Section 4.20.

     "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

     "Lien" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Listing Applications" has the meaning set forth in Section 4.4.

     "Market Price" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

     "Maximum Number of Shares" shall mean that percentage of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination that the Company may issue without shareholder approval under the applicable rules of the National Market or equivalent entity, or such greater number of shares as the shareholders of the Company may have previously approved.

     "NASD" has the meaning set forth in Section 7.10.

     "Nasdaq Stock Market" means the Nasdaq National Market System or the Nasdaq Small Cap Market.

     "National Market" means the Nasdaq Stock Market, the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the OTC Bulletin Board.

     "Net Cash Proceeds" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction, and (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the

Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

     "Officer's Certificate" shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company in the form of Exhibit C attached hereto.

     "OTC Bulletin Board" means the over-the-counter bulletin board operated by the NASD.

     "Other Taxes" has the meaning set forth in Section 3.6(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

     "Permitted Financings" has the meaning set forth in Section 10.5.

     "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock Company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA group for employees of the Person which was at such time a member of the ERISA Group.

     "Purchaser" means the entity listed on the signature page hereto and its successors and assigns.

     "Put Amount" means the Initial Put Amount or a Subsequent Put Amount, as the case may be.

     "Put Closing Date" means the date on which all of the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied and the Shares associated with the applicable Put are issued by the Company to the Purchaser.

     "Recourse Financing" means Debt of the Company or any Subsidiary which, by its terms, does not bar the lender thereof from action against the Company or any Subsidiary, as borrower or guarantor, if the security value of the project or asset pledged in respect thereof falls below the amount required to repay such Debt.

     "Registrable Securities" has the meaning set forth in Section 10.4(a).

     "Registration Default" has the meaning set forth in Section 10.4(d).

     "Registration Statement" has the meaning set forth in Section 10.4(b).

     "Registration Rights Agreement" means the agreement between the Company and Purchaser dated the date hereof substantially in the form set forth in Exhibit B attached hereto.

     "Required Effectiveness Date" has the meaning set forth in Section 10.4(b).

     "Reserved Amount" has the meaning set forth in Section 7.10(a).

     "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends from a wholly-owned direct or indirect Subsidiary of the Company to its parent corporation), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person (a "Stockholder") owning any capital stock of such Person other than relocation, travel or like advances to officers and employees in the ordinary course of business, and other than reasonable compensation as determined by the Board of Directors.

     "SEC Reports" has the meaning set forth in Section 7.1(a).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means the Common Stock of the Company to be issued hereunder.

     "Solvency Certificate" shall mean a certificate executed by the treasurer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the issuance and sale of the Shares and the completion of the offering (including without limitation the payment of any fees or expenses in connection therewith), which such Solvency Certificate shall be in the form of Exhibit B attached hereto.

     "Subsequent Put Closing" has the meaning set forth in Section 3.1.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which (x) a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (y) the results of operations, the assets and the liabilities of which are consolidated with such Person under GAAP.

     "Subsidiary Corporate Documents" means the certificates of incorporation and bylaws of each Subsidiary.

     "Taxes" has the meaning set forth in Section 3.2.

     "Trading Day" shall mean any Business Day in which the OTC Bulletin Board, National Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

     "Transaction Agreements" means this Agreement, the Registration Rights Agreement, and the other agreements contemplated by this Agreement.

     "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     Section 1.2.  Accounting Terms and Determinations. Unless otherwise
                   -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.

                  ARTICLE II PURCHASE AND SALE OF SECURITIES

     Section 2.1.  Purchase and Sale of Common Stock.
                   ---------------------------------

                   (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Common Stock up to the aggregate Commitment Amount.

                   (b) Purchaser shall acquire Common Stock on the Closing Date equal in value to Three Hundred Thousand Dollars ($300,000.00) based on a pricing formula equal to eighty percent (80%) of the average of the two lowest closing prices of the Common Stock during the ten (10) trading days beginning the day following the Closing Date. A certificate for the shares of Common Stock acquired on the Closing Date shall be issued to the Purchaser immediately following the calculation of such pricing formula.

     Section 2.2.  Initial Put Amount. The aggregate consideration payable by
                   ------------------
Purchaser to the Company for the Common Stock issued on the Closing Date shall be Three Hundred Thousand Dollars ($300,000.00) (the "Initial Put Amount").

     Section 2.3.  Closing and Mechanics of Payment.
                   --------------------------------

                   (a) The purchase price for the Initial Put Amount and for each Subsequent Put shall be paid on the respective Closing Date for each such Put by wire transfer of immediately available funds on or before 5:00 p.m.
(EST).

                   (b) The certificates for shares of Common Stock to be issued for the Initial Put Amount shall be dated the Closing Date.

     Section 2.4.  Terms of Commitment and Subsequent Puts.
                   ---------------------------------------

                   (a) Commitment Term. Purchaser's commitment to purchase the Commitment Amount of Common Stock from the Company, subject to the terms and conditions set forth herein, shall expire on the first anniversary of the Closing Date (the "Commitment Term"); provided, however, the Company shall have the option to extend the term of the commitment for an additional 12 months by giving written notice to Purchaser of its intention to exercise such option not less than 60 days prior to the expiration of the Commitment Term. Upon the exercise of such option, the Commitment Amount for such additional twelve-month period shall be increased by an additional Three Million Dollars ($3,000,000.00) ( the "Renewed Commitment Amount"). The Company may, at its option, terminate the Commitment, including the Renewed Commitment Amount at any time; provided, however, the Company shall pay a termination fee equal to (x) .10 multiplied by
(y) the Commitment Amount plus
the Renewed Commitment Amount, if applicable, less the sum of the Initial Put Amount plus all Subsequent Put Amounts paid by Purchaser prior to the date of such termination, as applicable on the date of termination.

                   (b) Subsequent Put Period. Until the Commitment Term expires, following the 13th Trading Day after the effective date of the Registration Statement (in the case of the first put of common stock to the Purchaser by the Company following the Closing Date (a "Put") and the 13th Trading Day after the immediately preceding Put (in the case of all other Subsequent Puts, together known as "Subsequent Puts"), the Company, at its sole option, may require Purchaser to purchase additional amounts of Common Stock up to the amount of the unused Commitment Amount, subject to the limitation contained in paragraph (c) below.

                   (c) Subsequent Put Amounts. (i) The amount of each Subsequent Put (a "Subsequent Put Amount") shall be equal to: (i) two hundred percent (200%) of the average trading volume of the Common Stock for the twenty trading days immediately prior to the Subsequent Put Date (as hereinafter defined), multiplied by (ii) eighty percent (80%) of the average of the two lowest closing prices of the Common Stock during the ten (10) trading days beginning the day following the Subsequent Put Date.

                   (d) The Company shall provide Purchaser a minimum of 10 business days prior written notice of its intention to effect a Put (a "Put Notice"). The date upon which the Purchaser receives a Put Notice shall be defined herein as a "Subsequent Put Date."

                   (e) Additional Put Limits.

                       (i) In no event shall the Purchaser (or any "group" as such term is defined in Rule 13d-3 of the Exchange Act of which Purchaser may be deemed as a member) be required to purchase Shares of Common Stock as a result of a Put to the extent, immediately after giving effect to such issuance, the Purchaser (or group) would beneficially own in excess of 4.99% of the Common Stock then outstanding.

                       (ii) In no event shall a Subsequent Put be effected to the extent the issuance of the Shares of Common Stock pursuant to such Subsequent Put will cause the number of Shares issued pursuant to this Agreement in the aggregate, to exceed 19.9% of the number of outstanding shares of Common Stock on such date, unless the issuances have been approved by the shareholders of the Company.

                ARTICLE III CERTAIN OBLIGATIONS OF THE COMPANY

     Section 3.1.  Payments to IIG Capital, Inc. On the Closing Date and the
                   ----------------------------
date of each Subsequent Put closing (a "Subsequent Put Closing"), the Company shall pay to IIG Capital, Inc. a placement fee in an amount equal to three percent (3%) of the Put Amount.

     Section 3.2.  Payment of Certain Amounts.
                   --------------------------

                   (a) Any and all payments by the Company hereunder to the Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld.

                   (b) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under any of the Transaction Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from Purchaser to a Person of any Security.

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to Purchaser, as of the Closing Date and again at the closing of each Subsequent Put, the following:

     Section 4.1.  Organization and Qualification. The Company and each
                   ------------------------------
Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

     Section 4.2.  Authorization and Execution.
                   ---------------------------

                   (a) The Company has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Shares in accordance with the terms hereof and thereof.

                   (b) The execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Shares have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required, except pursuant to the limitations set forth in Section 2.4(d)(ii).

                   (c) This Agreement has been duly executed and delivered by the Company.

                   (d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the Transaction Agreements will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms.

     Section 4.3.  Capitalization. As of the date hereof, the authorized, issued
                   --------------
and outstanding capital stock of the Company is as set forth on Schedule 4.3
                                                                ------------
hereto and except as set forth on Schedule 4.3 no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on Schedule
                                                                     --------
4.3 hereto, as of the date hereof, (i) there are no outstanding options,
---
warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its

Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares. The Company has furnished to Purchaser true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     Section 4.4.  Governmental Authorization. The execution and delivery by the
                   --------------------------
Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Shares does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect, (c) listing applications ("Listing Applications") to be filed with the OTC Bulletin Board or the National Market relating to the Shares of Common Stock issuable hereunder, and (d) the filing of a "Form D" as described in Section 7.13 below.

     Section 4.5.  Issuance of Shares. The Shares shall be duly and validly
                   ------------------
issued and outstanding, fully paid and nonassessable, free and clear of any Taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other shareholders of the Company. Assuming the representations and warranties of Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of Shares could dilute the ownership interests of other shareholders of the Company. The Company further acknowledges that its obligation to issue Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company, except pursuant to the limitation in Section 2.4(e)(ii).

     Section 4.6.  No Conflicts. The execution and delivery by the Company of
                   ------------
the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

     Section 4.7.   Financial Information>>[iC9]. Since March 31, 2001 (the
                    ----------------------------
"Balance Sheet Date"), there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries for the periods ending December 31, 2000, and March 31, 2001, respectively, and the related consolidated statements of income, changes in shareholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingent.

     Section 4.8.   Litigation. Except as set forth in the SEC Reports, there is
                    ----------
no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or which challenges the validity of any Transaction Agreements.

     Section 4.9.   Compliance with ERISA and other Benefit Plans.
                    ---------------------------------------------

                    (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which as resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                    (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

                    (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

     Section 4.10.  Environmental Matters. The costs and liabilities associated
                    ---------------------
with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

     Section 4.11.  Taxes. All United States federal, state, county,
                    -----
municipality, local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes and other governmental charges have been established in accordance with GAAP.

     Section 4.12.  Investments, Joint Ventures. Other than as set forth in
                    ---------------------------
Schedule 4.12, the Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

     Section 4.13.  Not an Investment Company. Neither the Company nor any
                    -------------------------
Subsidiary is an "Investment Company" within the meaning of Investment Company Act of 1940, as amended.

     Section 4.14.  Full Disclosure. The information heretofore furnished by the
                    ---------------
Company to Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

     Section 4.15.  No Solicitation; No Integration with Other Offerings. No
                    ----------------------------------------------------
form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Except as set forth on Schedule 4.15 hereof, neither the Company, nor, to its knowledge, any
         -------------
Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than Purchaser) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to Purchaser and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of
Section 5 of the Securities Act.

     Section 4.16.  Permits(a) Each of the Company and its Subsidiaries has all
                    -------
material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice of lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

     Section 4.17  Leases. Neither the Company nor any Subsidiary is a party to
                   ------
any capital lease obligation with a value greater than $250,000 or to any operating lease with an aggregate annual rental greater than $250,000 during the life of such lease.

     Section 4.18  Absence of Any Undisclosed Liabilities or Capital Calls.
                   -------------------------------------------------------
There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 4.7 and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 4.19  Public Utility Holding Company. Neither the Company nor any
                   ------------------------------
Subsidiary is, or will be upon issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

     Section 4.20  Intellectual Property Rights. Each of the Company and its
                   ----------------------------
Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

     Section 4.21  Insurance The Company and its Subsidiaries maintain, with
                   ---------
financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

     Section 4.22  Title to Properties. The Company and its Subsidiaries have
                   -------------------
good and marketable title to all their respective properties reflected on the financial statements referred to in Section 4.7, free and clear of all Liens.

     Section 4.23  Internal Accounting Controls. The Company and each of its
                   ----------------------------
Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 4.24  Certain Practices Neither the Company nor any of its
                   -----------------
Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or Subsidiary, or received or retained any funds, in each case in violation of any law, rule or regulation.

             ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Section 5.1.  Purchaser Purchaser hereby represents and warrants to the
                   ---------
Company that:

                   (a) Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of Purchaser's property shall at all times be and remain within its control;

                   (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant thereto are within Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

                   (c) this Agreement has been duly executed and delivered by Purchaser;

                   (d) the execution and delivery by Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser;

                   (e) Purchaser understands that the Shares have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement or the remaining Transaction Agreements;

                   (f) this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

                   (g) Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and Purchaser is capable of bearing the economic risks of such investment;

                   (h) Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; Purchaser has previously invested in securities similar to the Shares and fully understands the limitations on transfer described herein; Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Shares; Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and the risks of investing in the Shares; and Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to Purchaser concerning the

Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit Purchaser's ability to rely thereon;

                   (i) No part of the source of funds used by Purchaser to acquire the Shares constitutes assets allocated to any separate account maintained by Purchaser in which any employee benefit plan (or its related trust) has any interest; and

                   (j) Purchaser is a corporation organized and in good standing under the laws of Bermuda.

           ARTICLE VI CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

     Section 6.1.  Conditions Precedent to Purchaser's Obligations to Purchase
                   -----------------------------------------------------------
The obligation of Purchaser hereunder to purchase the Shares at the Closing and at each Subsequent Put Closing is subject to the satisfaction, on or before the Closing Date and the date of each Subsequent Put Closing (each a "Subsequent Put Closing Date"), of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion:

                   (a) The Company shall have duly executed this Agreement and the Registration Rights Agreement, and delivered the same to Purchaser;

                   (b) The Company shall have delivered to Purchaser duly executed certificates representing the Shares in accordance with Section 2.3 hereof;

                   (c)   The Company shall have delivered the Solvency
Certificate;

                   (d) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date and each Subsequent Put Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date and each Subsequent Put Closing Date. Purchaser shall have received an Officer's Certificate executed by the President of the Company, dated as of the Closing Date and each Subsequent Put Closing Date, to the foregoing effect, including but not limited to certificates with respect to the Company Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as Exhibit C;

                   (e) The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Agreements;

                   (f) All applicable waiting periods in respect to the issuance and sale of the Shares shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

                   (g) No law or regulation shall have been imposed or enacted that could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed could reasonably have any such effect;

                   (h) Purchaser shall have received an opinion, dated the Closing Date and each Subsequent Put Closing Date, of counsel to the Company, in substantially the form of Exhibit D;

                   (i) All fees and expenses due and payable by the Company on or prior to the Closing Date and each Subsequent Put Closing Date shall have been paid;

                   (j) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of Purchaser;

                   (k) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since March 31, 2001;

                   (l) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Shares or the rights of Purchaser hereunder;

                   (m) The Registration Statement relating to the Commitment Amount or the Renewed Commitment Amount, as applicable, shall have been declared effective by the Commission;

                   (n) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, which Purchaser reasonably deems material in connection with the purchase of the Shares;

                   (o) Receipt of an accountant's "comfort letter" or "agreed upon procedures letter" if applicable;

                   (p) Purchaser shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as required by the Transaction Agreements;

                   (q) The Company shall have delivered to Purchaser the Use of Proceeds Schedule 7.8; and
            ------------

                   (r) The Company's Common Stock shall be listed and traded on a National Market or the OTC Bulletin Board.

     Section 6.2.  Conditions to the Company's Obligations The obligations of
                   ---------------------------------------
the Company to issue and sell the Shares to Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date and at each Subsequent Put Closing Date, of the following conditions:

                       (i) The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on the Closing Date and Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date;

                       (ii) The issue and sale of the Shares by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

                       (iii) Upon the Closing Date only, receipt by the Company of duly executed counterparts of this Agreement and the Registration Rights Agreement signed by Purchaser;

                       (iv) The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Agreements;

                       (v) The Company shall have received payment of Purchase Price, less the Expense Reimbursement Fee.

                       ARTICLE VII AFFIRMATIVE COVENANTS

     The Company and Purchaser, as applicable, hereby agree that, from and after the date hereof for so long as this Agreement is in effect;

     Section 7.1.  Information The Company will deliver to Purchaser:
                   -----------

                   (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (ii) all reports of Forms 10-K, 10-Q and 8-K (or other equivalents) which the Company or any Subsidiary has filed with the Commission (collectively, "SEC Reports");

                   (b) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

                   (c) at least two (2) Business Days prior to the consummation of any Financing, notice thereof together with a summary of all material terms thereof and copies of all documents and instruments associated therewith;

                   (d) notice promptly upon the occurrence of any event by which the Reserved Amount becomes less than the number of Shares to be registered pursuant to the Registration Statement relating to the Commitment Amount or the Renewed Commitment Amount, as applicable;

                   (e) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

     Section 7.2.  Payment of Obligations The Company will, and will cause each
                   ----------------------
Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     Section 7.3.  Maintenance of Property; Insurance The Company will, and will
                   ----------------------------------
cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

     Section 7.4.  Maintenance of Existence The Company will, and will cause
                   ------------------------
each Subsidiary to, continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

     Section 7.5.  Compliance with Laws The Company will, and will cause each
                   --------------------
Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

     Section 7.6.  Inspection of Property, Books and Records The Company will,
                   -----------------------------------------
and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, the Purchaser or an affiliate thereof, as representative of Purchaser, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with Purchaser the affairs, finances and accounts of the Company and its Subsidiaries in the presence of a representative of the Company; provided, however, that such discussions will not result in any unreasonable expense to the Company, without Company consent), all at such reasonable times.

     Section 7.7.  Investment Company Act The Company will not be or become an
                   ----------------------
open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

     Section 7.8.  Use of Proceeds The proceeds from the issuance and sale of
                   ---------------
the Shares by the Company shall be used in accordance with Schedule 7.8 attached
                                                           ------------
hereto. None of the proceeds from the issuance and sale of the Shares by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

     Section 7.9.  Compliance with Terms and Conditions of Material Contracts
                   ----------------------------------------------------------
The Company will, and will cause each Subsidiary to, comply, in all respects, with all terms and conditions of all material contracts to which it is subject.

     Section 7.10  Reserved Shares and Listings.
                   ----------------------------

                   (a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for issuance of the Shares contemplated under the Commitment Amount and the Renewed Commitment Amount hereunder (the "Reserved Amount"). The Company shall not reduce the Reserved Amount without the prior written consent of Purchaser, provided, however, the Company may effect a reverse split of the Company's Common Stock at any time hereunder without the prior written consent of Purchaser. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Shares issued or issuable hereunder, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares.

                   (b) The Company shall promptly file the Listing Applications and secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable hereunder. The Company will maintain the listing and trading of its Common Stock on a National Market or the OTC Bulletin Board. The Company will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on any National Market or the OTC Bulletin Board.

     Section 7.11  Transfer Agent Instructions Upon consummation of a Put, the
                   ---------------------------
Company shall immediately direct the Company's transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Shares, in such amounts as correspond to the subject Put. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable hereunder shall be issued to any transferee of such shares from Purchaser without any restrictive legend upon appropriate evidence of transfer in compliance with the Securities Act and the rules and regulations of the Commission; provided that for so long as the Registration Statement is effective, no opinion of counsel will be required to effect any such transfer. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section 7.11 shall affect in any way a Purchaser's obligation to comply with all securities laws applicable to Purchaser upon resale of such Shares of Common Stock, including any prospectus delivery requirements.

     Section 7.12  Maintenance of Reporting Status; Supplemental Information So
                   ---------------------------------------------------------
long as any of this Agreement is in effect, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the Purchaser, information satisfying the information requirements of Rule 144 under the Securities Act.

     Section 7.13  Form D; Blue Sky Laws The Company agrees to file a "Form D"
                   ---------------------
with respect to this Agreement as required under Regulation D of the Securities Act and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the securities issued pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date.

     Section 7.14  Purchaser Acknowledgment Purchaser hereby acknowledges that
                   ------------------------
it will be named as a statutory underwriter in the Registration Statement as required by the Commission.

                        ARTICLE VIII NEGATIVE COVENANTS

     The Company hereby agrees that after the date hereof for so long as this Agreement remains in effect (or such shorter period time as set forth below) and for the benefit of Purchaser:

     Section 8.1.  Reserved.
                   --------

     Section 8.2.  Transactions with Affiliates The Company and each Subsidiary
                   ----------------------------
will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition or stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, and Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (1) pursuant to those agreements specifically identified on Schedule 8.2 attached hereto
                                               ------------
(with a copy of such agreements annexed to such Schedule 8.2) and (2) on terms
                                                ------------
to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board of Directors of the Company; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

     Section 8.3.  Merger or Consolidation The Company will not, in a single
                   -----------------------
transaction or a series of related transactions (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation and (x) immediately before and immediately after given effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (y) the Company has delivered to Purchaser an Officer's Certificate stating that such consolidation, merger or transfer complies with this Agreement, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

     Section 8.4.  Limitation on Asset Sales Neither the Company nor any
                   -------------------------
Subsidiary will consummate an Asset Sale of material assets of the Company or any Subsidiary without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) or sales of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purpose of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets at fair market value in the ordinary course of business.

     Section 8.5.  Restrictions on Certain Amendments Neither the Company nor
                   ----------------------------------
any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing Debt, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect Purchaser or the holders of the Securities without the prior written consent of Purchaser.

     Section 8.6.  Prohibition on Discounted Equity Offerings; Registration
                   --------------------------------------------------------
Rights.
------
                   (a) Except with respect to equity securities that may be issuable upon the exercise or conversion of Derivative Securities (as defined below) outstanding as of the date hereof, so long as this Agreement is in effect, the Company agrees that it will not issue any of its equity securities

(or securities convertible into or exchangeable or exercisable for equity securities (the "Derivative Securities")) on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities at a conversion price based on any formula (other than standard anti- dilution provisions) based on the Market Price on a date later than the date of issuance which conversion price is not below the Market Price on the date of issuance (each such event, a "Discounted Equity Offering"). As used herein, "discount" shall include, but not be limited to, (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or
(ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) shall be excluded.

                   (b) The restrictions contained in this Section 8.6 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or Derivative Securities in connection with (i) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement, or (ii) stock option or other compensatory plans, or (ii) for vendor payments.

                   (c) Notwithstanding the foregoing, the Company may enter into the following types of transactions: (1) "permanent financing" transactions, which would include any form of debt or equity financing (other than an underwritten offering), which is followed by a reduction of the commitment to zero and payment of all related fees and expenses; (2) "project financing" transactions which provide for the issuance of non-convertible debt instruments in connection with the operation of the Company's business as presently conducted or as proposed to be conducted; and (3) an underwritten offering of the Company's Common Stock, provided that all of the Shares issuable pursuant to the terms described herein have been registered pursuant to the Registration Statement.

                   (e) Notwithstanding anything contained herein to the contrary, the Company shall be entitled to offer or sell Common Stock or Derivative Securities for certain transactions including, but not limited to, mergers, acquisitions, or other similar events, in which case the Company shall be entitled to offer the greater of: (i) $1,000,000 in market value of Common Stock or Derivative Securities at the date of closing such transaction, or (ii) twenty-five percent (25%) of the aggregate transaction cost to the Company in the form of registered, or to be registered, Common Stock or Derivative Securities as part of the consideration for such transaction, with the remaining consideration to include Common Stock or Derivative Securities having an appropriate contractual holding period by the recipient of such Common Stock or Derivative Securities prior to registration of same.

     Section 8.7.  Limitation on Stock Repurchases The Company shall not,
                   -------------------------------
without the written consent of the Majority Holders, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

     Section 8.8.  Limitations on Financings Until Closing Notwithstanding any
                   ---------------------------------------
provision of this ARTICLE VIII to the contrary, the Company and each Subsidiary shall not, until the Closing Date, consummate any equity or debt financing except for financings pursuant to existing credit facilities or conventional debt financings without the prior written approval of the Purchaser, which approval shall not be unreasonably withheld.

     Section 8.9.  Short Sales Purchaser shall not effect, and shall not cause
                   -----------
any affiliate of Purchaser to effect or request any third party to effect, a short sale of Common Stock of the Company so long as Purchaser or any affiliate of Purchaser owns any Shares of Common Stock.

                        ARTICLE IX RESTRICTIVE LEGENDS

     Section 9.1.  Restrictions on Transfer From and after their respective
                   ------------------------
dates of issuance, none of the Shares shall be transferable except upon the conditions specified in this ARTICLE IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Shares or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Shares held by it to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this ARTICLE IX and Section 8.9 of this Agreement.

     Section 9.2.  Notice of Proposed Transfers Prior to any proposed Transfer
                   ----------------------------
of the Shares (other than a Transfer (i) registered or exempt from registration under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement and the Registration Rights Agreement, or (iii) to be made in reliance on Rule 144 under the Securities Act), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (a) an opinion of counsel reasonably acceptable to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Shares shall be entitled to Transfer such Shares in accordance with the terms of the notice delivered by the holder to the Company.

               ARTICLE X ADDITIONAL AGREEMENTS AMONG THE PARTIES

     Section 10.1. Reserved.
                   --------

     Section 10.2. Reserved.
                   --------

     Section 10.3. Reserved.
                   --------

     Section 10.4. Registration Rights.
                   -------------------

                   (a) The Company shall grant Purchaser registration rights covering the Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement and herein.

                   (b) If the registration statement required to be filed in accordance with the Registration Rights Agreement relating to the Shares issuable pursuant to the Commitment Amount or the Renewed Commitment Amount, as applicable (each a "Registration Statement") is not filed by the 60th day following the date hereof or the 60th day following the exercise of the Company's option to renew the Commitment Amount, respectively, the Company will pay to the Purchaser liquidated damages in the amount of one percent (1%) of the Purchase Price of the Shares to be purchased by Purchaser on the Initial Put Closing Date. If the Registration Statement is not declared effective by the Commission by the

120th day following the date of filing the applicable Registration Statement with the Commission (each a "Filing Date") (the "Required Effectiveness Date"), the Company shall pay to Purchaser, as liquidated damages and not as a penalty, an amount equal to two percent (2%) of the aggregate Purchase Price for the Shares to be purchased by Purchaser on the Initial Put Closing Date, prorated, for each 30 day period the Registration Statement is not declared effective by the Commission, which percentage will be increased to three percent (3%) in the event that the Registration Statement is not declared effective by the Commission within 150 days of the applicable Filing Date. Additionally, the Company will grant to Purchaser first priority piggyback registration rights in the event the Company proposes to effect a registered offering of Common Stock prior to the filing of the Registration Statement referenced above.

                   (c) Any such liquidated damages shall be paid in cash by the Company to Purchaser by wire transfer in immediately available funds on the last day of each calendar week following the event requiring its payment.

                   (d) If, following the declaration of effectiveness of a Registration Statement, such registration statement (or any prospectus or supplemental prospectus contained therein) shall cease to be effective for any reason (including but not limited to the occurrence of any event that results in any prospectus or supplemental prospectus containing an untrue statement of a material fact or omitting a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading), the Company fails to file required amendments to such registration statement in order to allow the Purchaser to exercise its rights to receive unrestricted, unlegended, freely tradeable shares of Common Stock, or if for any reason there are insufficient shares of such shares of Common Stock registered under the then current registration statement to satisfy amounts available under the Commitment Amount or the Renewed Commitment Amount (a "Registration Default"), the Company shall immediately take all necessary steps to cause such registration statement to be amended or supplemented so as to cure such Registration Default. Failure to cure a Registration Default within five (5) business days shall result in the Company paying to Purchaser liquidated damages at the rate of $1,000 per day from the date of such Registration Default until the Registration Default is cured.

     Section 10.5. Restriction on Issuance of Securities Except with respect to
                   -------------------------------------
equity securities issuable upon the exercise of Derivative Securities outstanding on the date hereof, for a period of 90 days following the date the Commitment expires, is fully drawn upon or is terminated in full, the Company will not sell, or offer to sell, any securities other than borrowings under conventional credit facilities existing as of the date hereof, stock issued or credit facilities to be established in connection with acquisitions and other types of business combinations, employee and director stock options of the Company, or existing rights and warrants of the Company. Notwithstanding the foregoing, the Company may enter into the following types of transactions (collectively referred to as "Permitted Financings"): (1) "permanent financing" transactions, which would include any form of debt or equity financing (other than an underwritten offering), which is followed by a reduction of the said financing commitment to zero and payment of all related fees and expenses; (2) "project financing" which provide for the issuance of recourse debt instruments in connection with the operation of the Company's business as presently conducted or as proposed to be conducted; (3) an underwritten offering of Common Stock, provided that all Shares issuable pursuant to this Agreement have been registered by the Company on the Registration Statement; and (4) other financing transactions specifically consented to in writing by the Purchaser.

                           ARTICLE XI MISCELLANEOUS

     Section 11.1. Notices. All notices, demands and other communications to any
                   -------
party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

     Section 11.2. No Waivers; Amendments.
                   ----------------------

                   (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                   (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Purchaser.

     Section 11.3. Indemnification.
                   ---------------

                   (a) The Company agrees to indemnify and hold harmless Purchaser, its Affiliates, and each Person, if any, who controls Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a "Controlling Person"), and the respective partners, agents, employees, officers and Directors of Purchaser, their Affiliates and any such Controlling Person (each an "Indemnified Party") and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than Purchaser unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement; provided that the Company will not be responsible for any claims, liabilities, losses, damages or expenses that result from such Indemnified Party's negligence, willful misconduct or bad faith or that arise in connection information provided to the Company by such Indemnified Party for inclusion in the registration statement prepared for the Registrable Securities.

                   (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by Purchaser. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected without the consent of such Indemnified Party. In addition, the Company will not, without the prior written consent of Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of Purchaser and the other Indemnified Parties, satisfactory in form and substance to Purchaser, from all liability arising out of such action, claim, suit or proceeding.

                   (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Purchaser on the other, but also the relative fault of the Company and Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 12.3, the aggregate contribution of all Indemnified Parties shall not exceed the Commitment Amount and the aggregate contribution of the Company shall not exceed the Commitment Amount. It is hereby further agreed that the relative benefits to the Company on the one hand and Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                   (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 12.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise; (ii) shall survive the termination of this Agreement and the other Transaction Agreements and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Purchaser or any other Indemnified Party.

     Section 11.4. Expenses: Documentary Taxes The Company agrees to pay to
                   ---------------------------
Purchaser a fee of $7,500.00 (the "Expense Reimbursement Fee") in full satisfaction of all obligations of the Company to Purchaser and its agents in connection with the negotiation and preparation of the Transaction Agreements, relevant due diligence, and fees and disbursements of legal counsel. The Company further agrees to pay to Purchaser all reasonable and actual out of pocket expenses for legal fees and due diligence investigations incurred by the Purchaser in the event the Company terminates this Agreement prior to the Initial Put Closing Date.

     Section 11.5. Payment The Company agrees that, so long as this Agreement
                   -------
remains in effect, the Company will make payments to Purchaser of all amounts due hereunder by wire transfer by 4:00 P.M. (E.S.T.).

     Section 11.6. Successors and Assigns. This Agreement shall be binding upon
                   ----------------------
the Company and upon Purchaser and its respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchaser and its affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

     Section 11.7. Brokers. Other than the placement fee payable to IIG Capital,
                   -------
Inc. pursuant to Section 3.1 hereof, the Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or Purchaser in connection with the sale of the Shares.

     Section 11.8. Missouri Law; Submission to Jurisdiction; Waiver of Jury
                   --------------------------------------------------------
Trial; Appointment of Agent THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
---------------------------
AND GOVERNED BY THE LAWS OF THE STATE OF MISSOURI. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MISSOURI SITTING IN ST. LOUIS, MISSOURI FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

     Section 11.9. Entire Agreement This Agreement, the Exhibits or Schedules
                   ----------------
hereto, which include, but are not limited to the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supercedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

     Section 11.10. Survival; Severability The representations, warranties,
                    ----------------------
covenants and agreements of the parties hereto shall survive the Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 11.11. Title and Subtitles The titles and subtitles used in this
                    -------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 11.12. Reporting Entity for the Common Stock The reporting entity
                    -------------------------------------
relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Purchaser and the Company shall be required to employ any other reporting entity.

     Section 11.13. Publicity The Company and the Purchaser shall consult with
                    ---------
each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of Purchaser, except to the extent required by law or upon the advice of Counsel in compliance with the rules and regulations of the Commission, in which case the Company shall provide Purchaser with prior written notice of such public disclosure.

     Section 11.14. Powers and Remedies Cumulative No right or remedy herein
                    ------------------------------
conferred upon or reserved to Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by law may be exercised from time to time, and as often as shall be deemed expedient, by Purchaser.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.


                                        INTERNATIONAL FUEL TECHNOLOGY, INC.


                                        By:      /s/ William J. Lindenmayer
                                                 -------------------------------
                                        Name:     William J. Lindenmayer
                                        Title:    President
                                        Address:  7777 Bonhomme, Suite 1920
                                                  St. Louis, Missouri 63105
                                        Fax:      (314) 863-6900
                                        Tel.:     (314) 727-3333



                                        IIG EQUITY OPPORTUNITIES FUND LTD.


                                        By:       /s/ George Sandhu
                                                  ------------------------------
                                        Name:     George Sandhu
                                        Title:    President
                                        Address:  17 State Street  18th floor
                                                  New York, NY 10004
                                        Fax:      (212) 785-0026
                                        Tel.:     (212) 806-5100

                                 SCHEDULE 4.3
                                 ------------

Common Stock Authorized, Issued and Outstanding
-----------------------------------------------

Common Stock Authorized - 150,000,000

Common Stock Issued and Outstanding - 50,500,988


Other Common Stock Commitments

(1) Current Consulting Agreements will require the issuance of 660,000 and 880,000 shares of International Fuel Technology, Inc. on May 25, 2002 and 2003, respectively.

(2) International Fuel Technology, Inc. has indicated it will use its best efforts to effect a registration of the 1,186,669 restricted common shares previously received by the Interim Financing Note Holders as payment on the Notes.

(3) Current Employment Agreements will require the issuance of 500,016 shares of International Fuel Technology, Inc. by December 31, 2001 and 2002, respectively. Current Employment Agreements will require the issuance of 300,000 and 400,000 shares of International Fuel Technology, Inc. on May 25, 2002 and 2003, respectively.

(4) A Board Resolution has been passed authorizing the issuance of a total of 100,000 common shares of International Fuel Technology, Inc. for recognition of services by Management.

(5) Convertible Debentures totaling $250,000.00 are outstanding as of July 5, 2001 to the IIG Equity Opportunities Fund, Ltd. Two warrants totaling 150,000 common shares are outstanding as of July 5, 2001 to IIG Capital.

(6) In connection with the acquisition of Interfacial Technologies (UK) Ltd., International Fuel Technology, Inc. has signed an agreement that it will use its best efforts to obtain registration of 2,000,000 common shares issued to the selling shareholders of Interfacial.

                                 SCHEDULE 4.15
                                 -------------

(1) In December 2000, IFT issued 20,000 shares of common stock, pursuant to an award by the Board of Directors, to its Corporate Secretary. The value of these shares was calculated based on the trading price of IFT's stock at December 18, 2000 totaling $8,400. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(2) In December 2000, IFT issued 10,000 shares of common stock to Michael Gianino and 15,000 shares of common stock to Henry Urbanowicz pursuant to consulting agreements. The value of these shares, $10,500, was based on the trading price of IFT's stock on December 18, 2000. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchaser was a sophisticated investor with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(3) In December 2000, IFT issued 1,186,669 shares of common stock to note holders as a payment of their promissory notes and interest due through December 18, 2000 in the amount of $356,000 at a conversion price of $.30 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(4) In December 2000, IFT issued 1,626,086 shares of common stock to convertible note holders as conversion of their promissory notes through November 27, 2000 in the amount of $374,000 at a conversion price of $.23 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(5) In January 2001, IFT issued 33,333 shares of common stock to a note holder as a payment of their promissory note and interest due through December 18, 2000 in the amount of $10,000 at a conversion price of $.30 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(6) In January 2001, IFT issued 99,000 shares of common stock pursuant to an employment agreement with its Chief Executive Officer and Chief Operating Officer. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(7) In April 2001, IFT issued 2,485,000 shares of common stock, pursuant to an award by the Board of Directors, to its Chief Executive Officer, President/Chief Operating Officer, Chief Financial Officer, consultants and its Board of Directors. The value of these non-vesting shares was calculated based on the trading price of IFT's stock on February 23, 2001, the grant date, totaling $1,087,188. In addition, IFT issued 10,000 shares of common stock to its Chief Financial Officer as a payment on an account payable incurred prior to his employment with IFT. The issuances were made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(8) In April 2001, IFT issued 406,523 shares of common stock to convertible note holders as an additional payment on the conversion of their promissory notes through November 27, 2000 at a conversion price of $.23 per share. The additional shares were required to be issued due to the 1,626,086 shares issued in December 2000 not being registered with the SEC by March 31, 2001. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(9) In May 2001, IFT issued 21,000,003 shares of common stock to the shareholders of Interfacial Technologies (UK) Ltd. for the purchase of all of their outstanding common stock. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation S promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

(10) In May 2001, IFT issued 960,000 shares of common stock to four Interfacial shareholders for employment and consulting agreements. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Regulation S promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to IFT that the shares were being acquired for investment.

                                 SCHEDULE 7.8
                                 ------------

USE OF PROCEEDS
---------------

Research and Development           $   700,000

Professional Fees                  $   400,000

Payroll Related Costs              $   800,000

Other Working Capital              $ 1,100,000

                                 SCHEDULE 8.2
                                 ------------

                                 Not Applicable

                                   EXHIBIT A
                                   ---------

                         Registration Rights Agreement





                                  dated as of

                                 July 10, 2001



                                 by and among



                     INTERNATIONAL FUEL TECHNOLOGY, INC.,



                      IIG EQUITY OPPORTUNITIES FUND LTD.



                                      and



                               IIG CAPITAL, INC.

                               TABLE OF CONTENTS

Registration Rights Agreement....................................................................... 34

1.   Introduction...................................................................................  1
     1.1 Securities Purchase Agreement..............................................................  1
     1.2 Definition of Securities...................................................................  1

2.   Registration under Securities Act, etc.........................................................  1
     2.1 Mandatory Registration.....................................................................  1
         (a)  Registration of Registrable Securities................................................  1
         (b)  Registration Statement Form...........................................................  2
         (c)  Expenses..............................................................................  2
         (d)  Effective Registration Statement......................................................  2
     2.2 Incidental Registration....................................................................  2
         (a)  Right to Include Registrable Securities...............................................  2
         (b)  Priority in Incidental Registrations..................................................  3
     2.3 Registration Procedures....................................................................  3
     2.4 Underwritten Offerings.....................................................................  6
         (a)  Incidental Underwritten Offerings.....................................................  6
         (b)  Holdback Agreements...................................................................  6
         (c)  Participation in Underwritten Offerings...............................................  6
     2.5 Preparation; Reasonable Investigation......................................................  7
     2.6 Registration Default Fee...................................................................  7
     2.7 Indemnification............................................................................  7
         (a)  Indemnification by the Company........................................................  7
         (b)  Indemnification by the Holders........................................................  8
         (c)  Notices of Claims, etc................................................................  8
         (d)  Other Indemnification.................................................................  8
         (e)  Indemnification Payments..............................................................  9
         (f)  Contribution..........................................................................  9

3.   Definitions.................................................................................... 10

4.   Rule 144....................................................................................... 11

5.   Amendments and Waivers......................................................................... 11

6.   Nominees for Beneficial Owners................................................................. 12

7.   Notices........................................................................................ 12

8.   Assignment..................................................................................... 12

9.   Descriptive Headings........................................................................... 12

10.  Governing Law.................................................................................. 12

11.  Counterparts................................................................................... 13

12.  Entire Agreement............................................................................... 13

13.  Severability................................................................................... 13

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into as of July 10, 2001, by and among INTERNATIONAL FUEL TECHNOLOGY, INC., a Nevada corporation (the "Company"), IIG EQUITY OPPORTUNITIES FUND LTD. (the "Fund") and IIG CAPITAL, INC. (the "Placement Agent").

                            ARTICLE I Introduction.

     Section 1.1.  Securities Purchase Agreement. The Company and the Fund have
                   -----------------------------
today executed that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), pursuant to which the Company has agreed, among other things, to issue an aggregate number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") equal to the Commitment Amount to the Fund or its successors, assigns or transferees (collectively, the "Holders") and has the option to sell to the Fund the Renewed Commitment Amount of Shares as set forth in the Securities Purchase Agreement.

     Section 1.2.  Definition of Securities The Shares of Common Stock are
                   ------------------------
herein referred to as the "Securities."

              ARTICLE II Registration under Securities Act, etc.

     Section 2.1.  Mandatory Registration.

                   (a) Registration of Registrable SecuritiesThe Company shall prepare and file (i) within sixty (60) days following the date hereof a registration statement covering the resale of the Registrable Securities in an amount equal to 21,430,000 shares of Common Stock and (ii) within sixty
(60) days following the exercise of its option to sell the Renewed Commitment Amount of Shares covering the resale of the Registrable Securities in an amount equal to ______________ shares of Common Stock (each a "Registration Statement"). The Company shall use its best efforts to cause each Registration Statement to be declared effective by the Commission on the earlier of (i) 120 days following the date the Registration Statement is filed, (ii) five (5) business days following the receipt of a "No Review" or similar letter from the Commission or (iii) the fifth business day following the day the Commission notifies the Company that it has completed its review of the Registration Statement and that such Registration Statement is eligible to be declared effective (the "Required Effectiveness Date"). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the Purchaser pursuant to the Securities Purchase Agreement, the Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any such separate registration statement as if it were an amendment to the Registration Statement.

                   (b) Registration Statement Form Registrations under this
                       ---------------------------
Section 2.1 shall be on Form S-1 or such other appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified by the Fund; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

                   (c) Expenses The Company will pay all Registration Expenses
                       --------
in connection with any registration required by this Section 2.1.

                   (d) Effective Registration Statement A registration requested
                       --------------------------------
pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective within the time period specified herein, provided that a registration which does not become effective after the Company filed a registration statement with respect thereto solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Company unless the holders of the Registrable Securities shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the Commission or other governmental agency or court for any reason or (iii) if, after it has become effective, such registration ceases to be effective for more than an aggregate of twenty (20) days.

                   (e) Plan of Distribution. The Company hereby agrees that the
                       --------------------
Registration Statement shall include a plan of distribution section reasonably acceptable to the Fund.

     Section 2.2.  Incidental Registration.
                   -----------------------

                   (a) Right to Include Registrable SecuritiesIf at any time after the date hereof but before the second anniversary of the date hereof, the Company proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not preclude registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Section 2.1), on an underwritten basis (either best-efforts or firm-commitment), then, the Company will each such time give prompt written notice to all Holders of its intention to do so and of such Holders' rights under this Section 2.2. Upon the written request of any such Holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder an and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2. The right provided the Holders of the Registrable Securities pursuant to this Section shall be exercisable at their sole discretion and will in no way limit any of the Company's obligations to pay the Securities according to their terms.

                   (b) Priority in Incidental RegistrationsIf the managing underwriter of the underwritten offering contemplated by this Section 2.2 shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and
(ii) second Registrable Securities and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the holders of Registrable Securities shall have priority to all shares sought to be included by officers and directors of the Company as well as holders of ten percent (10%) or more of the Company's Common Stock.

     Section 2.3.  Registration Procedures If and whenever the Company is
                   -----------------------
required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 and, as applicable, Section 2.2, the Company shall, as expeditiously as possible:

                       (i) prepare and file with the Commission the Registration Statement, or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2.1); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

                       (ii) with respect to any registration statement pursuant to Section 2.1, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of six (6) years after the date of this Agreement(subject to the right of the Company to suspend the effectiveness thereof for not more than 10 consecutive days or an aggregate of 30 days in such six (6) years period) or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the "Registration Maintenance Period");

                       (iii) furnish to each Holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;

                       (iv) use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws as any Holder thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                       (v) use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

                       (vi) furnish to each Holder of Registrable Securities a signed counterpart, addressed to such Holder, and the underwriters, if any, of:

               (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement),reasonably satisfactory in form and substance to such Holder) including that the prospectus and any prospectus supplement forming a part of the Registration Statement does not contain an untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

               (B) a "comfort" letter (or, in the case of any Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statement included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such Holder (or the underwriters, if any) may reasonably request;

                       (vii) notify the Holders' Representative and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

                   (A) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

                   (B) of any request by the Commission for amendments or
                       supplements to the Registration Statement or the prospectus or for additional information;

                   (C) of the issuance by the Commission of any stop order
                       suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

                   (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                       (viii) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                       (ix) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                       (x) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                       (xi) enter into such agreements and take such other actions as the Holders' Representative shall reasonably request in writing (at the expense of the requesting or benefiting Holders) in order to expedite or facilitate the disposition of such Registrable Securities; and

                       (xii) use its commercially reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

     The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

     The Company will not file any registration statement pursuant to Section 2.1, or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement) to which the Holders' Representative shall reasonably object, provided that the Company may file such documents in a form required by law or upon the advice of its counsel.

     The Company represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Securities Purchase Agreement.

     Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this
Section 2.3, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     Section 2.4.  Underwritten Offerings.
                   ----------------------

                   (a) Incidental Underwritten Offerings If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(a), use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters.

                   (b) Holdback Agreements Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of a Holder's Registrable Securities in the registration statement, each Holder agrees by acquisition of Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of the Company, during such reasonable period of time requested by the underwriter; provided however, such period shall not exceed the 120 day period commencing 30 days prior to the commencement of such underwritten offering and ending 90 days following the completion of such underwritten offering.

                   (c) Participation in Underwritten OfferingsNo Holder of Registrable Securities may participate in any underwritten offering under
Section 2.2 unless such Holder of Registrable Securities (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any Holder of Registrable Securities to make an representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such Holder expressly for use in the related registration statement or representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law.

     Section 2.5.  Preparation; Reasonable Investigation In connection with the
                   -------------------------------------
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     Section 2.6.  Registration Default Fee If the Registration Statement
                   ------------------------
contemplated in Section 2.1 is (x) not filed by the Filing Date or declared effective by the Required Effectiveness Date or (y) such effectiveness is not maintained for the Registration Maintenance Period, then the Company shall pay to the Fund the Default Fee specified in Section 10.4 of the Securities Purchase Agreement.

     Section 2.7.  Indemnification.
                   ---------------

                   (a) Indemnification by the Company In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to indemnify and hold harmless the Holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such Holder.

                   (b) Indemnification by the Holders The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the prospective Holder of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Holder.

                   (c) Notices of Claims, etc Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                   (d) Other Indemnification Indemnification similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities (but only if and to the extent required pursuant to the terms of Section 2.7(b)) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

                   (e) Indemnification Payments The indemnification required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                   (f) Contribution If the indemnification provided for in the preceding subdivision of this Section 2.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by all selling Holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter and the parties' relative intent, knowledge, access to information supplied by the Company, by the Holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.7, and in no event shall the obligation of any indemnifying party to contribute under this subdivision
(f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (b) of this Section 2.7 had been available under the circumstances.

     The Company and the Holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this
Section 2.7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subdivision (f), no Holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

 ARTICLE III Definitions As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Agreement": As defined in ARTICLE I.

     "Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Common Stock": As defined in ARTICLE I.

     "Company": As defined in the introductory paragraph of this Agreement.

     "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "Holders' Representative": The International Investment Group or such Person designated by The International Investment Group (or subsequent Holders' Representative).

     "OTC Bulletin Board": As defined in ARTICLE I.

     "Person": A corporation, association, partnership, organization, business, individual, governmental or political subdivision thereof or a governmental agency.

     "Registrable Securities": The Securities and any securities issued or issuable with respect to such Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall have ceased to be outstanding, (e) on the expiration of the applicable Registration Maintenance Period or (f) any and all legends restricting transfer thereof have been removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Securities Act.

     "Registration Expenses": All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees, all stock exchange or other NASD or stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of not more than one law firm (not to exceed $20,000) retained by the Holder or Holders of more than 50% of the Registrable Securities, premiums and other costs of policies of insurance of the Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or Holders of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

     "Registration Maintenance Period": As defined in Section 2.3.

     "Required Effectiveness Date": As defined in Section 2.1.

     "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "Securities Purchase Agreement": As defined in ARTICLE I.

     "Shares": As defined in ARTICLE I.

   ARTICLE IV Rule 144 The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any Holder of Registrable Securities, make publicly available other information) and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this ARTICLE IV.

   ARTICLE V Amendments and Waivers This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of the sum of the 51% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exchanged or converted in full as of the date such consent if sought). Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
ARTICLE V, whether or not such Registrable Securities shall have been marked to indicate such consent.

ARTICLE VI Nominees for Beneficial Owners In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by an Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership or such Registrable Securities.

   ARTICLE VII Notices Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Securities Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other Holder of Registrable Securities, at the address that such Holder shall have furnished to the Company in writing, or, until any such other Holder so furnishes to the Company an address, then to and at the address of the last Holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each Holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

   ARTICLE VIII Assignment This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities. Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of the Holders' Representative to act on behalf of such Holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the Holders' Representative and be binding on all persons for all purposes.

   ARTICLE IX Descriptive Headings The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

   ARTICLE X Governing Law THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF MISSOURI WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

   ARTICLE XI Counterparts This Agreement may be executed by facsimile and may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

   ARTICLE XII Entire Agreement This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

   ARTICLE XIII Severability If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        INTERNATIONAL FUEL TECHNOLOGY, INC.




                                        By:         /s/ William J. Lindenmayer
                                                    ---------------------------
                                        Name:       William J. Lindenmayer
                                        Title:      President
                                        Address:    7777 Bonhomme, Suite 1920
                                                    St. Louis, Missouri 63105
                                        Fax:        314-863-6900
                                        Tel.:       314-727-3333



                                        IIG EQUITY OPPORTUNITIES FUND LTD.



                                        By:         /s/ George Sandhu
                                                    ---------------------------
                                        Name:       George Sandhu
                                        Title:      President
                                        Address:    17 State Street  18th floor
                                                    New York, NY 10004
                                        Fax:        (212) 785-0026
                                        Tel.:       (212) 806-5100



                                        IIG CAPITAL, INC.



                                        By:         /s/ George Sandhu
                                                    ---------------------------
                                        Name:       George Sandhu
                                        Title:      President
                                        Address:    17 State Street  18th floor
                                                    New York, NY 10004
                                        Fax:        (212) 785-0026
                                        Tel.:       (212) 806-5100



                                   EXHIBIT D
                                   ---------